UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2013
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GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 437-6000

Not Applicable
(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

 On December 28, 2013, Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), entered into Amendment No. 2 to the Consulting Agreement and Mutual General Release (the “Amendment”), which amends the Consulting Agreement and Mutual General Release dated as of October 2, 2013, as amended on October 14, 2013, by and between the Company and Mr. Bélanger-Martin. A copy of the Amendment is hereby filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference, and the description of the Amendment is qualified in its entirety by reference thereto.

The Amendment provides that within 5 business days of December 28, 2013, the Company shall (i) pay Mr. Bélanger-Martin $2 million in cash and (ii) issue to Mr. Bélanger-Martin 103,977 fully vested shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company under the Company’s 2013 Equity Incentive Plan. The Amendment further provides that upon Mr. Bélanger-Martin’s receipt of the foregoing, Mr. Bélanger-Martin will relinquish his right to options to purchase 350,000 shares of Common Stock underlying the options granted to Mr. Bélanger-Martin on or about February 19, 2013 and he will no longer serve as a consultant to the Company nor receive any further consulting fees from the Company.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 2 to the Consulting Agreement and Mutual General Release, dated December 28, 2013, by and between the Company and Louis Bélanger-Martin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Eagle ENTERTAINMENT INC.

Dated: December 30, 2013	By:	/s/ Michael Pigott
		Name:	Michael Pigott
		Title:	VP Legal

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amendment No. 2 to the Consulting Agreement and Mutual General Release, dated December 28, 2013, by and between the Company and Louis Bélanger-Martin.